Exhibit 32
Certifications Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
We, the undersigned Saumya Sutaria and Sun Park, being, respectively, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Tenet Healthcare Corporation (the “Registrant”), do each hereby certify that (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), to be filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: February 16, 2024	/s/ SAUMYA SUTARIA
Saumya Sutaria, M.D.
Chief Executive Officer

Date: February 16, 2024	/s/ SUN PARK
Sun Park
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.